Exhibit 8.2

September 11, 2019

Boards of Directors
CF Mutual Holding Company
Cincinnati Bancorp
Cincinnati Bancorp, Inc.
Cincinnati Federal
6581 Harrison Avenue
Cincinnati, OH 45247

Ladies and Gentlemen:

You have requested our opinion regarding the material Ohio income tax consequence that will result from the conversion of CF Mutual Holding Company, a federal mutual holding company (the “Mutual Holding Company”), into the capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of CF Mutual Holding Company, dated as of July 17, 2019 (the “Plan”).

Our opinion is limited solely to the Ohio income tax consequences and will not apply to any other taxes, jurisdictions, transactions or issues.

In rendering the opinion set forth below, we have relied upon the Federal Opinion of Luse Gorman, PC related to the federal income tax consequences of the Plan, without undertaking to verify the federal income tax consequences by independent investigation. Our opinion is subject to the truth and accuracy of certain representations made by you to us and Luse Gorman, PC and the consummation of the proposed conversion in accordance with the terms of the Plan.

Should it finally be determined the facts and federal income tax consequences are not as outlined in the Federal Opinion, the Ohio income tax consequences and our Ohio Income Tax Opinion could differ from what is contained herein.

In issuing the opinions set forth below, we have referred solely to the existing provisions of the Ohio Revised Code, Ohio Rev. Code Ann. and regulations thereunder, and administrative rulings, notices and procedures and court decisions (collectively, the “Current Tax Law”). Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof. This opinion is being furnished only for you and your respective shareholders in connection with the Plan, and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

Boards of Directors

September 11, 2019

In rendering our opinions, we have assumed that the persons and entities identified in the Plan will at all times comply with the requirements of Internal Revenue Code (the “Code”) §§368(a)(1)(A) and 368(a)(1)(F), the other applicable state and federal laws and the representations of the Mutual Holding Company, Cincinnati Bancorp, Cincinnati Bancorp, Inc. and Cincinnati Federal. In addition, we have assumed that the activities of the persons and entities identified in the Plan will be conducted strictly in accordance with the Plan. Any variations may affect the opinions we are rendering.

In issuing our opinions, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted by the board of directors of Mutual Holding Company, Cincinnati Bancorp, Cincinnati Bancorp, Inc. and Cincinnati Federal at a meeting duly called and held, that the companies will comply with the terms and conditions of the Plan, and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing.

We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to the laws and regulations of any jurisdictions other than Ohio, or as to factual or legal matters other than as set forth herein.

Discussion Related to Ohio Income Tax Consequences

Ohio tax law does not specifically adopt any tax-free reorganization provisions of the Code. However, net income is not a factor in determining the Ohio tax imposed on financial institutions. Financial institutions are subject to the Ohio financial institutions tax imposed for each calendar year the financial institution conducts business in Ohio on the first day of January of that calendar year. [Ohio Rev. Code Ann. §5726.02]. The financial institutions tax is levied on the greater of the minimum tax of $1,000, or total Ohio equity capital. [Ohio Rev. Code Ann. §5726.04]. Additionally, Ohio imposes a Commercial Activity Tax on certain taxpayers. The Commercial Activity Tax is not a tax on net income, but a tax on certain receipts from businesses in Ohio. Financial institutions that file and pay the financial institutions tax are exempt from the Ohio Commercial Activity Tax. [Ohio Rev. Code Ann. §5751.01(E)(3)].

Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In addition, as it relates to individual taxpayers, Ohio imposes a tax on “adjusted gross income,” which is equal to taxable income as defined by §62 of the Code with certain modifications. The Federal Tax Opinion, which states no income or loss is recognized for federal income tax purposes by any of the parties participating in the Conversion provides the basis upon which we conclude the aforementioned Ohio statutes and regulations hold that such Conversion results in no gain or loss. [Ohio Rev. Code Ann. §5747].

Opinions

Based upon the facts and representations stated herein and the existing law, it is the opinion of BKD, LLP regarding the Ohio income tax consequences of the Conversion that:

1.	The merger of the Mutual Holding Company with and into Cincinnati Bancorp will qualify as a tax-free reorganization within the meaning of §368(a)(1)(A) of the Code. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

Boards of Directors

September 11, 2019

2.	The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in Cincinnati Bancorp in the merger of the Mutual Holding Company with and into Cincinnati Bancorp will satisfy the continuity of interest requirement of §1.368-1(b) of the Income Tax Regulations. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

3.	No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to Cincinnati Bancorp and Cincinnati Bancorp’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in Cincinnati Bancorp or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. [§§361(a), 361(c) and 357(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

4.	No gain or loss will be recognized by Cincinnati Bancorp upon the receipt of the assets of the Mutual Holding Company in exchange for the constructive transfer of liquidation interests in Cincinnati Bancorp to the members of the Mutual Holding Company. [§1032(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

5.	Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in Cincinnati Bancorp in exchange for their liquidation interests in the Mutual Holding Company. [§354(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

6.	The basis of the assets of Mutual Holding Company (other than stock in Cincinnati Bancorp) to be received by Cincinnati Bancorp will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. [§362(b) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

7.	The holding period of the assets of the Mutual Holding Company transferred to Cincinnati Bancorp will include the holding period of those assets in the Mutual Holding Company. [§1223(2) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

Boards of Directors

September 11, 2019

8.	The merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of §368(a)(1)(F) of the Code and, therefore, will qualify as a tax-free reorganization within the meaning of §368(a)(1)(F) of the Code. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

9.	Cincinnati Bancorp will not recognize any gain or loss on the transfer of its assets to Cincinnati Bancorp, Inc. and Cincinnati Bancorp, Inc.’s assumption of its liabilities in exchange for shares of Cincinnati Bancorp, Inc. Common Stock or the distribution of such stock to Minority Stockholders and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. [§§361(a), 361(c) and 357(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

10.	No gain or loss will be recognized by Cincinnati Bancorp, Inc. upon the receipt of the assets of Cincinnati Bancorp in the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. [§1032(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

11.	The basis of the assets of Cincinnati Bancorp (other than stock in Cincinnati Federal) to be received by Cincinnati Bancorp, Inc. will be the same as the basis of such assets in Cincinnati Bancorp immediately prior to the transfer. [§362(b) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

12.	The holding period of the assets of Cincinnati Bancorp (other than stock in Cincinnati Federal) to be received by Cincinnati Bancorp, Inc. will include the holding period of those assets in Cincinnati Bancorp immediately prior to the transfer. [§1223(2) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

13.	Except with respect to the receipt of cash in lieu of fractional share interests, Cincinnati Bancorp stockholders will not recognize any gain or loss upon their exchange of Cincinnati Bancorp common stock for Cincinnati Bancorp, Inc. Common Stock. [§354 of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

14.	The payment of cash to the Minority Stockholders in lieu of fractional shares of Cincinnati Bancorp, Inc. Common Stock will be treated as though the fractional shares were distributed as part of the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. and then redeemed by Cincinnati Bancorp, Inc. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under §302(a) of the Code, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. [Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

Boards of Directors

September 11, 2019

15.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Cincinnati Bancorp for interests in the Liquidation Account in Cincinnati Bancorp, Inc. [§354 of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

16.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Cincinnati Bancorp, Inc. Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Cincinnati Bancorp, Inc. Common Stock. [§356(a) of the Code]. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as a result of their exercise of the nontransferable subscriptions rights. [Rev. Rul. 56-572, 1956-2 C.B. 182]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

17.	It is more likely than not that the fair market value of the benefit provided by Cincinnati Federal Liquidation Account supporting the payment of the Liquidation Account in the event Cincinnati Bancorp, Inc. lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in Cincinnati Federal Liquidation Account as of the effective date of the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. [§356(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

18.	Each stockholder’s aggregate basis in his or her Cincinnati Bancorp, Inc. Common Stock received in the exchange will be the same as such stockholder’s aggregate basis of his or her Cincinnati Bancorp common stock surrendered in exchange therefore. [§358(a) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

Boards of Directors

September 11, 2019

19.	It is more likely than not that the basis of Cincinnati Bancorp, Inc. Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. [§1012 of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

20.	Each stockholder’s holding period in his or her Cincinnati Bancorp, Inc. Common Stock received in the exchange will include the period during which Cincinnati Bancorp common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange. [§1223(1) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

21.	The holding period of Cincinnati Bancorp, Inc. Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. [§1223(5) of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. In the case of all individuals, adjusted gross income is equal to taxable income as defined in §62 of the Code with certain modifications. [Ohio Rev. Code Ann. §5747.01].

22.	No gain or loss will be recognized by Cincinnati Bancorp, Inc. on the receipt of money in exchange for Cincinnati Bancorp, Inc. Common Stock sold in the Offering. [§1032 of the Code]. Ohio follows the Code and all its definitions for determining taxable income and definitions. [Ohio Rev. Code Ann. §5701.11]. Ohio does not impose a tax on corporate net income on financial institutions. [Ohio Rev. Code Ann. §5726.02].

If any of the facts contained in this opinion letter change, it is imperative we be notified in order to determine the effect on the Ohio income tax consequences, if any.

Consent

We hereby consent to the filing of the opinion as an exhibit to Mutual Holding Company Application of Conversion and Cincinnati Bancorp, Inc.’s Application on Form H(e)(1) filed with the Federal Reserve Bank and to Cincinnati Bancorp Inc.’s Registration Statement on Form S-1 as filed with the SEC.

BKD, LLP